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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (this "Agreement") is made as of the 25th day of October, 2001, by and between Bio-Imaging Technologies, Inc., a Delaware corporation (the "Company"), and Quintiles, Inc., a North Carolina corporation (the "Holder"), holding an unsecured subordinated convertible promissory note in the principal amount of One Million Dollars ($1,000,000) (the "Note") convertible into shares of the Company's restricted Common Stock (as defined below).

RECITALS:

    A. Concurrently with the execution of this Agreement, the Holder is acquiring from the Company the Note convertible into shares of the Company's restricted Common Stock, $0.00025 par value (the "Common Stock") and, if applicable, additional shares of Common Stock in connection with the Additional Consideration (as defined in the Asset Purchase Agreement), pursuant to the Asset Purchase Agreement of even date herewith made by and between the Company and the Holder (the "Asset Purchase Agreement").

    B. The execution of this Agreement is a condition precedent to the Closing (as defined in the Asset Purchase Agreement).

    NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

    1.  Definitions.  For purposes of this Agreement:

    "Common Shares" means shares of Common Stock, par value $0.00025 per share, of the Company.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Form S-3" means such form of registration statement under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

    "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

    "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

    "Registrable Securities" means any Common Shares of the Company whether now owned or hereafter acquired by the Holder, including, but not limited to, Common Shares issued directly to the Holder; provided, however, that any Registrable Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 10 below shall cease to be Registrable Securities from and after the time of such sale.

    The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Common Shares outstanding, and the number of Common Shares issuable, which are Registrable Securities.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by a registration statement.

    2.  Demand Registration.

    (a)  Form S-3 Registration Rights.  If the Company shall receive a request by the Holder that the Company file a registration statement on Form S-3 under the Securities Act with respect to all of the Registrable Securities then outstanding, in the event and so long as a registration statement pursuant to Form S-3 or any similar "short-form" registration is available for such Registration, the Company shall use its best efforts to file such a registration statement within sixty (60) days of such request. The Company shall be obligated to effect only one (1) registration pursuant to this Section 2(a).

    (b)  Exceptions to Registration.  Notwithstanding the foregoing provisions of Section 2(a), the Company shall not be obligated to effect a registration pursuant to Section 2(a) if the Company shall furnish to the Holder requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction or series of pending transactions and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holder; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

    (c)  Eligibility for Form S-3.  The Company represents and warrants that, as of the date hereof, it meets the requirements for the use of Form S-3 for registration of the sale by the Holder of the Registrable Securities and the Company has filed all reports required to be filed by the Company with the SEC in a timely manner so as to obtain such eligibility for the use of Form S-3. The Company shall use its best efforts to meet the requirements for use of Form S-3 for registration of the sale by the Holder of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain eligibility for the use of Form S-3.

    3.  Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders) any of its stock or other securities under the Securities Act in connection with a public offering of such securities solely for cash (the "Company Offering") other than: (i) a registration on Form S-8 (or other similar successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or other similar successor form); or (ii) a registration on Form S-4 (or other similar successor form), the Company shall, at least thirty (30) days prior to finalizing a registration statement, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 20, the Company shall, subject to the provisions of this Section 3 and Section 7, cause to be registered under the Securities Act all of the Registrable Securities that the Holder thereof has requested to be registered. In the event that the underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company and its underwriters shall allocate the number of Registrable Securities requested to be registered by the Holder as follows: (i) first, to the Company; (ii) second, to the Holder; and (iii) third, to the holders of other securities that have elected to participate in such offering pro rata according to the number of securities held by each such holder. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to the Holder for its failure to do so.

    4.  Obligations of the Company.  Whenever required under this Agreement to file a registration statement with respect to any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

    (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder of all of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the Holder has completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holder copies of all such documents proposed to be filed.

    (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

    (c)  Furnish to the Holder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

    (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holder; provided, that, the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

    (e)  Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

    (f)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

    (g)  Notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    (h)  Notify the Holder of Registrable Securities covered by such registration statement and the underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective; (ii) when any post-effective amendment to the registration statement becomes effective; and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

    (i)  Notify the Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise the Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

    (j)  Furnish, at the request of the Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any (ii) on the date that an underwritten registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

    (k)  As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

    5.  Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of the selling Holder, that such Holder shall furnish to the Company such information regarding itself or the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to a Holder or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, the Holder shall have the right to require the deletion of such reference to itself and its affiliates.

    6.  Expenses of Registration.  All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the selling Holder shall be borne by the Company.

    7.  Underwriting Requirements.  In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include the Holder's Registrable Securities, in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (with the approval of the Holder, such approval not to be unreasonably withheld); provided, however, that no Holder participating in such underwriting shall be required to make any representations or warranties or provide indemnification except as relates to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder.

    8.  Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement:

    (a)  The Company will indemnify and hold harmless the Holder, their respective heirs, personal representatives and assigns, each of such Holder's partners, shareholders, officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (provided, however, that the Company will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by or on behalf of such indemnified party, unless subsequently corrected in a writing delivered to the Company by an indemnified party.

    (b)  The selling Holder will indemnify and hold harmless the Company, each of its directors and each of its executive officers who has signed the registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling Person of any such underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration, which information has not been subsequently corrected in a writing delivered to the Company by an indemnified party; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further, that, in no event shall the liability of the Holder under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

    (c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

    (d)  The obligations of the Company and the Holder under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

    (e)  Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

    (f)  If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Holder to purchase Registrable Securities pursuant to the Asset Purchase Agreement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Holder to purchase Registrable Securities pursuant to the Asset Purchase Agreement) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this Section 8: (i) no Holder shall be required, pursuant to this Section 8, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate; (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation; and (iii) no Person shall be liable for contribution with respect to any action, suit or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

    9.  Reports Under the Exchange Act.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

    (a)  make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

    (b)  take such action as is necessary to enable the Holder to utilize Form S-3 for the sale of their Registrable Securities;

    (c)  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    (d)  furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

    10.  Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by the Holder to such Holder's Affiliate(s); provided, that, such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on the Holder under this Agreement to the same extent as if such transferee or assignee was a party hereto. For purposes hereof, "Affiliate" shall mean any corporation, partnership or other business entity which directly or indirectly controls, is controlled by or is under common control with the Holder.

    11.  Limitations on Registration Rights.  The Company represents and warrants to the Holder that no other "registration rights" relating to securities of the Company exist on the date hereof and that all other agreements granting "registration rights" to certain stockholders of the Company have been terminated. The Holder represents to the Company that it has no other "registration rights" relating to securities of the Company as of the date hereof. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holder which is included therein or (b) to request a registration.

    12.  "Market Stand-Off" Agreement.  The Holder agrees that, if requested by an underwriter in connection with an underwritten public offering of the Company's Common Stock, during the period of one hundred eighty (180) days following the date of any registration statement of the Company filed under the Securities Act in connection with such underwritten offering, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Common Stock or any securities of the Company convertible into Common Stock held by it, except Common Stock included in such registration; provided, that, directors, officers and holders of at least five percent (5%) of the shares of Common Stock have entered into similar agreements.

    13.  Amendment; Waiver.  Any provision of this Agreement may be amended only with the written consent of the Company and the Holder. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the Holder and the Company.

    14.  Changes in Registrable Securities.  If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to the terms of this Agreement, as a condition to any such merger or consolidation.

    15.  Termination of Registration Rights.  The registration rights of the Holder provided herein shall terminate if in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Holder, such Holder may sell without registration under the Securities Act all Registrable Securities then outstanding within one ninety (90)-day period under Rule 144(e) of the Securities Act.

    16.  Legends and Opinions.  The Company shall not require an opinion of counsel for the Holder before authorizing the transfer of shares of Registrable Securities or the removal of securities legends for the certificates representing such Registrable Securities for (i) partnership distributions of the Holder that do not require registration based upon existing SEC interpretations, and (ii) transfers to Affiliates that do not require registration based upon existing SEC interpretations. All expenses associated with any legal opinion necessary to be rendered in connection with sales made by the Holder in compliance with Rule 144(e) of the Securities Act shall be borne by the Company.

    17.  Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

    18.  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware, whether or not all parties hereto are residents of Delaware.

    19.  Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 10), heirs, executors and administrators of the parties hereto.

    20.  Notices.  All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

        (a)  If to the Company, to it at the following address:

    Bio-Imaging Technologies, Inc.
    826 Newtown-Yardley Road
    Newtown, Pennsylvania 18940-1721
    Attention: Mark L. Weinstein, President and Chief Executive Officer

    Telephone: (267) 757-1360
    Telecopier: (267) 757-1361

            with a copy to:

    Hale and Dorr LLP
    650 College Road East
    Princeton, New Jersey 08540
    Attention: William J. Thomas, Esq.
    Telephone: (609) 750-7654
    Telecopier: (609) 750-7700

        (b)  If to the Holder, to it at the following address:

    Quintiles Transnational Corp.
    Riverbirch Building, Suite 200
    4709 Creekstone Drive
    Durham, North Carolina 27703
    Attention: John S. Russell, Esq., Senior Vice President and General Counsel
    Telephone: (919) 998-
    Telecopier: (919) 998-

            with copy to:

    Smith Anderson Blount Dorsett Mitchell & Jernigan, L.L.P.
    2500 First Union Capitol Center
    Raleigh, North Carolina 27602
    Attention: Gerald F. Roach, Esq.
    Telephone: (919) 821-6772
    Telecopier: (919) 821-6800

    21.  Severability.  Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    22.  Titles and Subtitles.  The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    23.  Delays or Omissions; Remedies Cumulative.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

    24.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

BIO-IMAGING TECHNOLOGIES, INC.
By:	/s/ MARK L. WEINSTEIN Name: Mark L. Weinstein Title: President and Chief Executive Officer
HOLDER:
QUINTILES, INC.
By:	/s/ JOSEPH J. COLATUNO Name: Joseph J. Colatuno Title: President

[Signature Page to Registration Rights Agreement]

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REGISTRATION RIGHTS AGREEMENT
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RECITALS